As filed with the Securities and Exchange Commission on August 3, 1999

                                                     Registration No.___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               SILVER DINER, INC.
            (Exact name of registrant as specified in its charter)
       DELAWARE                                                04-3234411
 (State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                            Identification No.)
                              11806 ROCKVILLE PIKE
                            ROCKVILLE, MARYLAND 20852
                                  (301)770-0333
         (Address of Principal Executive Offices, Including Zip Code)

                       SILVER DINER INC. STOCK OPTION PLAN
                            (Full Title of the Plan)

                                ROBERT T. GIAIMO
                                    PRESIDENT
                              11806 ROCKVILLE PIKE
                            ROCKVILLE, MARYLAND 20852
                     (Name and Address of Agent for Service)
                                  (301) 770-0333
          (Telephone Number, Including Area Code, of Agent For Service)
                                     Copy to:
                            ARNOLD R. WESTERMAN, ESQ.
                        ARENT FOX KINTNER PLOTKIN & KAHN
                          1050 CONNECTICUT AVENUE, N.W.
                   WASHINGTON, DISTRICT OF COLUMBIA 20036-5339

                   ===========================================

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                        Proposed
                                        Maximum       Proposed
                             Amount    Offering        Maximum       Amount of
   Title of Securities       to be       Price        Aggregate     Registration
     to be Registered      Registered  Per Share   Offering Price       Fee
- --------------------------------------------------------------------------------
Common Stock, $0.00074
par value                   550,000      $0.875       $481,250         $134
================================================================================

(1) Pursuant to Rule 457(h)(1), based on the average of the high and low prices of the Common Stock reported in the NASDAQ National Market on July 29, 1999 which is within five business days prior to the date of filing.

                                                                     Page 1 of 8
                                                         Exhibit Index on Page 6

      The purpose of this Form S-8 Registration Statement is to increase the number of shares of Registrant's Common Stock, $0.00074 par value (the "Shares"), available for issuance under Registrant's Stock Option Plan, as previously registered on Registrant's Form S-8 Registration Statements, File Nos. 333-27325 and 333-59535, by 550,000 Shares to 1,750,000 Shares.


                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

* Registrant (formerly known as Food Trends Acquisition Corporation) agrees to furnish the information required by Part I, Items 1 and 2 to each participant as specified by Rule 428(b)(1). Such documents shall not be deemed to be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

        1. The Registrant's Annual Report on Form 10-K (File No. 000-24982) for the year ended January 3, 1999, filed on May 3, 1999, as amended by Form 10-K/A (Amendment No. 3) filed on May 3, 1999.

        2. The Registrant's Form 8-A Registration Statement (File No. 000-24982) filed pursuant to Section 12 of the Securities Exchange Act, containing a description of the Registrant's common stock ("Shares"), including any amendment or report filed for the purpose of updating such description.

        3. The Registrant's Form S-8 Registration Statement (File No. 333-27325) filed pursuant to the Securities Act of 1933 on May 15, 1997, for the registration of 350,000 Shares.

        4. The Registrant's Form S-8 Registration Statement (File No. 333-59535) filed pursuant to the Securities Act of 1933 on July 21, 1998, for the registration of 850,000 Shares.

        5. The Registrant's Form 14-A (File No. 000-24982) Proxy Statement filed on May 24, 1999.

        6. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended January 3, 1999

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      Article Eighth of the Registrant's Certificate of Incorporation, as amended, provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the Delaware General Corporation Law, and Article Eighth also provides that the Registrant may indemnify its directors and officers to the full extent permitted by the Delaware General Corporation Law.

      The Registrant has in effect a directors and officers liability insurance policy under which the directors and officers of the Registrant are insured against loss arising from claims made against them due to wrongful acts while acting in their individual and collective capacities as directors and officers, subject to certain exclusions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

        See Exhibit Index on page 6.

ITEM 9. UNDERTAKINGS

      (a)   The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the

Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                   ===========================================

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 2nd day of August, 1999.

                              SILVER DINER, INC.

                              By: /s/ Robert Giaimo
                                  ----------------------------------------------
                                  President and Chief Executive Officer


                   ===========================================

                                POWER OF ATTORNEY

                   ===========================================

      KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert T. Giaimo and Craig Kendall, and each of them his true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming all that said attorney-in-fact or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

       Signatures                       Title                     Date
       ----------                       -----                     ----

/s/ Robert Giaimo          President, Chief Executive        August 2, 1999
- -------------------------- Officer and Director
Robert Giaimo

/s/ Craig Kendall          Vice President-Finance/Principal
- -------------------------- Financial Officer                 August 2, 1999
Craig Kendall

/s/ Catherine Britton      Director                          August 2, 1999
- --------------------------
Catherine Britton

/s/ Ype Von Hengst         Director                          August 2, 1999
- --------------------------
Ype Von Hengst

/s/ Edward Kaplan          Director                          August 2, 1999
- --------------------------
Edward Kaplan

/s/ Louis P. Neeb          Director                          August 2, 1999
- --------------------------
Louis P. Neeb

/s/ Charles Steiner        Director                          August 2, 1999
- --------------------------
Charles Steiner

/s/ Michael Collier        Director                          August 2, 1999
- --------------------------
Michael Collier

CHECK WITH ARW RE COLLIER POWER-OF-ATTORNEY; DID NOT SIGN 10-K

                                  EXHIBIT INDEX

                   ===========================================


Exhibits                                                                    Page
- --------                                                                    ----

5.       Opinion of Arent Fox Kintner Plotkin & Kahn re: validity
         of securities registered.............................................6

23.      Consents of Experts and counsel:

         (a) Consent of Deloitte & Touche LLP (certified public accountants)..8
         (b) Consent of Arent Fox Kintner Plotkin & Kahn (counsel): included in Exhibit 5.....................................................9

24.      Power of Attorney:  included on signature page